Exhibit 10.15

Execution Version

SUBSTITUTE OPTION AGREEMENT
UNDER THE
DERBY TOPCO, INC.
2019 STOCK INCENTIVE PLAN

Pursuant to the terms and conditions of this Option Agreement (this “Option Agreement”) and the Derby TopCo, Inc. 2019 Stock Incentive Plan (the “Plan”), the Company hereby grants to the [NAME] (the “Participant”) the aggregate number of Options set forth in the table below (the “Substitute Options”). The Substitute Options granted hereunder are being granted (i) in connection with that certain Agreement and Plan of Merger by and among Derby Parent, Inc., Derby Merger Sub Inc. and BNVC Group Holdings, Inc., dated as of July 29, 2019 (the “Merger Agreement”), (ii) in substitution of the Vested Options (the “Company Options”) identified herein that would otherwise be cancelled and cashed out in accordance with Section 3.2.1 of the Merger Agreement; and (iii) in accordance with Section 2.1.1 of the Merger Agreement; the Participant acknowledges and agrees that the Substitute Options being granted hereunder are being granted in lieu of, and in full satisfaction of, (i) the cash consideration otherwise payable in respect of such Company Options under Section 3.2.1 of the Merger Agreement, and (ii) the Per Share Portion of the Additional Merger Consideration (each, as defined in the Merger Agreement), if any. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

1.            Grant of Options. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant, effective as of [•] (the “Date of Grant”), the aggregate number of Substitute Options as set forth below (with each Substitute Option representing the right to purchase one (1) share of Common Stock), with an Exercise Price per share of Common Stock as set forth below.

	(a)	(b)	(c)	(d) = (b) * ($[39.16 + $0.41][1]– (c))	(e)	(f) = (d)/ ($10.00-(g))	(g) = (25% * $10.00)
Tranche	Date of Grant of Company Option	Number of Shares Subject to Company Option	Exercise Price Per Share of Company Option	Aggregate Spread Value at Closing of Company Option	Expiration Date of Company Option and Substitute Option	Number of Substitute Options	Exercise Price of Substitute Options
1							$2.50
2							$2.50

1 Equal to the Closing Per Share Consideration plus Per Share Portion of Additional Merger Consideration (assuming full release of Escrow Amount and Representative Fund and maximum payout of the Overage Amount, which would be capped at the Escrow Amount)

The exchange of a Substitute Option for a Company Option is intended to qualify as an option substitution under Treasury Regulation Section 1.409A-1(b)(5)(v)(D) and will be construed accordingly. Each Substitute Option will expire not later than the latest date on which the corresponding Company Option would have expired.

2.            Vesting. Substitute Options granted hereunder shall vest as follows:

(a)            98.95% of each tranche of Substitute Options granted hereunder shall be fully vested as of the Date of Grant.

(b)            0.50% of each tranche of Substitute Options granted hereunder are designated the “Escrow Fund Options” and shall be unvested as of the Date of Grant. Upon the date of determination of the Final Merger Consideration (as defined in the Merger Agreement), a percentage of the Escrow Fund Options equal to (i) the Remaining Escrow Funds (as defined in the Merger Agreement) divided by (ii) the Escrow Amount (as defined in the Merger Agreement) shall vest and become exercisable; provided, that any portion of the Escrow Fund Options that do not vest in accordance with this Section 2(b) shall immediately terminate one day after the date of determination of the Final Merger Consideration (as defined in the Merger Agreement).

(c)            0.50% of each tranche of Substitute Options granted hereunder are designated the “Adjusted Consideration Options” and shall be unvested as of the Date of Grant. Upon the date of determination of the Final Merger Consideration (as defined in the Merger Agreement), a percentage of the Adjusted Consideration Options equal to (i) the Positive Adjustment Amount (as defined in the Merger Agreement) divided by (ii) $10,000,000 shall vest and become exercisable; provided, that any portion of the Adjustment Consideration Options that do not vest in accordance with this Section 2(c) shall immediately terminate one day after the date of determination of the Final Merger Consideration (as defined in the Merger Agreement).

(d)            0.05% of each tranche of Substitute Options granted hereunder are designated the “Representative Fund Options” and shall be unvested as of the Date of Grant. Upon the date of the release of the Representative Fund Amount (as defined in the Merger Agreement) (or, if applicable, the date that the Equityholder Representative (as defined in the Merger Agreement) provides notice to BNVC Group Holdings, Inc. that no amount will be released to Equityholders (as defined in the Merger Agreement) from the Representative Fund (as defined in the Merger Agreement)), a percentage of the Representative Fund Options equal to (i) the aggregate amount released from the Representative Fund to the Equityholders (each as defined in the Merger Agreement) divided by (ii) the Representative Fund Amount (as defined in the Merger Agreement) shall vest and become exercisable; provided, that any portion of the Representative Fund Options that do not vest in accordance with this Section 2(d) shall immediately terminate one day after the release of the Representative Fund Amount (as defined in the Merger Agreement) (or, if applicable, the date such notice is received by BNVC Group Holdings, Inc.).

(e)            Definitions.

(i)            “Partnership Agreement” means the Amended and Restated Limited Partnership Agreement of Parent, dated October 22, 2019, as may be amended from time to time.

(ii)            “Qualified Termination” means the Participant’s Termination for any reason other than for Cause.

(iii)            [“Restrictive Covenant Agreement” means the agreement between the Participant and a member of the Company Group pursuant to which the Participant is subject to covenants of non-competition and non-solicitation, confidentiality, ownership of intellectual property and non-disparagement, attached as Exhibit A hereto.]2

(iv)            [“Restrictive Covenant Breach” shall mean a breach by the Participant of any non-competition, non-interference, non-solicitation or no-hire covenant to which the Participant is bound under the Restrictive Covenant Agreement during the applicable restriction period set forth therein, or a material breach of any customary confidentiality, ownership of intellectual property or non-disparagement covenant to which the Participant is bound under the Restrictive Covenant Agreement.]3

(v)            “Sponsor Group” means, collectively, (A) investment vehicles affiliated with EQT and their affiliates, (B) investment vehicles affiliated with Canada Pension Plan Investment Board and their affiliates and (C) investment vehicles associated with Bain Capital Private Equity and their affiliates.

3.            Termination.

(a)            In the event of the Participant’s Termination for any reason, subject to Section 9, Substitute Options shall remain exercisable as provided in this Section 3.

(b)            The Participant may not exercise any Substitute Options to any extent after the first to occur of the following events, and, upon the first to occur of the following events, such Substitute Options shall immediately terminate and expire (without payment of any consideration therefor) on, subject in each case to any extended exercise period provided for in Section 6(c)(ii) of the Plan following an Initial Public Offering:

(i)            the Expiration Date of the Company Option for which the Substitute Option was granted in substitution of as set forth in Section 1 hereof (the “Final Exercise Date”);

(ii)            in the event of the Participant’s Termination due to death or Disability, the first (1st) anniversary of the date of such Termination; or

2 Note to Draft: To be deleted in CEO agreement.

3 Note to Draft: To be deleted in CEO agreement.

(iii)            in the event of the Participant’s Termination by the Service Recipient without Cause or Participant’s voluntary resignation or retirement, ninety (90) days after the date of such Termination.

4.            Exercising Options.

(a)            Substitute Options may be exercised by the delivery of a notice of the number of Substitute Options that are being exercised and satisfaction of the Exercise Price in full pursuant to any permitted payment methodology applicable to the Substitute Options so exercised. Such notice shall be delivered either: (x) in writing to the Company at its principal office or at such other address as may be established by the Committee, to the attention of the Company Secretary; or (y) to a third-party plan administrator as may be arranged for by the Company or the Committee from time to time for purposes of the administration of outstanding Substitute Options under the Plan, in the case of either (x) or (y), as communicated to the Participant by the Company from time to time.

(b)            The Exercise Price shall be payable, at the election of the Participant: (i) in cash or check; (ii) following a Qualified Termination, by delivery of a notice of “net exercise” to the Company, pursuant to which the Participant shall receive the number of shares of Common Stock underlying the Substitute Options so exercised reduced by a number of shares of Common Stock equal to the aggregate Exercise Price of the Substitute Options divided by the Fair Market Value on the date of exercise; (iii) by such other method as the Committee may permit in its sole discretion under Section 6(d) of the Plan; or (iv) any combination of cash and such other available method of exercise. In addition, following an Initial Public Offering, the Participant shall be permitted to “sell to cover” in order to satisfy the Exercise Price liability.

(c)            Except as expressly provided for herein or in the Plan or the Stockholders’ Agreement, during the lifetime of the Participant, only the Participant (or such Participant’s Permitted Transferee or duly authorized legal representative) may exercise the Substitute Option or any portion thereof. After the death of the Participant, any exercisable portion of the Substitute Option may, prior to the time when the Substitute Option expires under Section 3 hereof, be exercised by the Participant’s Permitted Transferee, personal representative or by any Person empowered to do so under the Participant’s will or the laws of descent and distribution.

5.            Restrictive Covenants.

(a)            The Participant acknowledges and agrees that as a condition of receipt of the grant of the Substitute Options, the Participant shall continue to be bound by the Restrictive Covenant Agreement, the provisions of which are hereby incorporated by reference.

(b)            The Participant acknowledges that the Participant has read and understands the covenants described in the Restrictive Covenant Agreement, including, specifically, the scope and duration thereof, and acknowledges and agrees that the Substitute Options being granted under this Option Agreement are in consideration of the Participant’s continued compliance with the terms of such covenants.

6.            Issuance of Shares; Redemption for Class A-2 Units. Following the exercise of a Substitute Option hereunder, as promptly as practical after receipt of such notification and full payment of the Exercise Price and any required income or other tax withholding amount (as provided in Section 9 hereof), and subject to the Participant’s execution and delivery of a Joinder to each of the Stockholders’ Agreement and the Partnership Agreement (if the Participant is not already a party to the Stockholders’ Agreement and Partnership Agreement), (1) the Company shall issue or transfer, or cause such issue or transfer, to the Participant the number of shares of Common Stock with respect to which the Substitute Options have been so exercised (the “Option Stock”), subject to Section 10(c) of the Plan, and (2) immediately upon completion of such issuance or transfer to the Participant of such Option Stock, Parent shall redeem all of such Option Stock for a number of Class A-2 Units of Parent having an aggregate Fair Market Value (as defined in the Partnership Agreement) equal to the aggregate Fair Market Value (as defined in the Plan) of the Option Stock (the “Converted Units”).

7.            Non-Transferability. The Substitute Options are not transferable by the Participant except to Permitted Transferees in accordance with the Plan and subject to the terms of the Stockholders’ Agreement. Except as otherwise provided herein, no assignment or transfer of the Substitute Options, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Substitute Options shall terminate and become of no further effect.

8.            Rights as a Stockholder. The Participant (or a Permitted Transferee) shall have no rights as a stockholder with respect to any share of Common Stock covered by a Substitute Option except as to shares of Common Stock issued upon exercise of the Substitute Option.

9.            Tax Withholding. The provisions of Section 10(d) of the Plan are incorporated herein by reference and made a part hereof. Notwithstanding anything contained in Section 10(d) of the Plan to the contrary, following a Qualified Termination, the Participant may elect to satisfy the applicable tax withholding liability by having the Company withhold from the shares of Common Stock otherwise issuable upon the exercise of the Substitute Option a number of shares of Common Stock having an aggregate Fair Market Value equal to such withholding tax liability (such election, the “Tax Withholding Election”). [Notwithstanding the foregoing, in the event that a Tax Withholding Election would cause liquidity concerns for the Company, the Company may, in its sole discretion, in lieu of permitting such Tax Withholding Election extend the post-termination exercise period set forth in Section 3 until the earlier of (x) such time as the Company may permit the Tax Withholding Election without causing liquidity concerns for the Company and (y) the Final Expiration Date.]4 In addition, following an Initial Public Offering, the Participant shall be permitted to “sell to cover” in order to satisfy any tax withholding liability resulting from the exercise of the Substitute Option.

4 Note to Draft: To be deleted in CEO agreement.

10.            [Right to Repurchase Converted Units.

(a)            The Converted Units shall be subject to the right of repurchase (the “Call Right”) exercisable by Parent, a member of the Sponsor Group, or one of their respective Affiliates, as determined by Parent in its sole discretion, during the six (6) month period following (x) the (i) the Termination of such Participant’s employment with the Service Recipient for any reason (or, if later, the six (6) month anniversary of the date of the exercise of the Substitute Options in respect of which the Option Stock was issued, and (y) a Restrictive Covenant Breach. The Call Right shall expire on the earlier of (i) an Initial Public Offering or (ii) a Change of Control.

(b)            In the event the Call Right is exercised, the purchase price for the Converted Units subject to the exercised Call Right shall be the Fair Market Value (as defined in the Partnership Agreement) per unit on the closing date of the repurchase.

(c)            In the event the Call Right is exercised, the aggregate purchase price for such Converted Units subject to the exercised Call Right will be payable by Parent (or, if applicable, a member of the Sponsor Group or one of their affiliates) in cash payable within thirty (30) days of the exercise of such repurchase right (the “Repurchase Date”); provided, that if Parent and the other members of the Sponsor Group are prohibited from paying in cash under any applicable financing arrangement, the purchase price may be paid by promissory note with a maturity not to exceed five years from the date of issuance of such promissory note. Any amounts not paid in full within thirty (30) days of the Repurchase Date will bear interest at the prime lending rate in effect as of the Repurchase Date and will be repaid in installments or, if earlier, as and when Parent is no longer prohibited under the applicable financing arrangement from paying the balance in cash or upon a Change of Control. Notwithstanding any other provision in this Agreement, Parent may elect to pay the purchase price hereunder in shares or other equity securities of one of its respective direct or indirect subsidiaries with a fair market value equal to the applicable purchase price; provided, that such subsidiary promptly repurchases such shares or other equity securities for cash equal to the applicable purchase price or a promissory note with a principal amount equal to the applicable purchase price with the same terms as described above.]5 Any repurchase by a Person other than a member of the Sponsor Group shall be paid in cash.

11.            Participant. Whenever the word “Participant” is used in any provision of this Option Agreement under circumstances where the provision should logically be construed to apply to a Permitted Transferee or the executors, the administrators, or the Person or Persons to whom the Substitute Options may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such Person or Persons.

12.            Notice. Every notice or other communication relating to this Option Agreement between the Company and the Participant shall be in writing, and shall be emailed to, mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company Secretary, and all notices or communications by the Company to the Participant may be given to the Participant personally, emailed or mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with any reasonable procedures established by such third-party plan administrator and communicated to the Participant from time to time.

5 Note to Draft: Section 10 to be deleted in CEO agreement.

13.            No Right to Continued Employment or Service. This Option Agreement does not confer upon the Participant any right to be retained in the employ or service of any member of the Company Group.

14.            Binding Effect. This Option Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

15.            Waiver and Amendments. Except as otherwise expressly permitted under the Plan, any waiver, alteration, amendment or modification of any of the terms of this Option Agreement shall be valid only if made in writing and signed by the parties hereto; provided, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that such waiver is to be construed as a continuing waiver.

16.            Governing Law. This Option Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof; provided that the validity, construction and effect of the Restrictive Covenants Agreement appended hereto as Exhibit A shall be governed and construed in accordance with the laws of the jurisdiction specified therein, without regard to otherwise governing principles of conflicts of law.

17.            Award Subject to Plan, Stockholders’ Agreement and Partnership Agreement. The Substitute Options, and the shares of Common Stock issued to the Participant upon exercise of any Substitute Option, shall be subject to all of the terms and provisions of, and entitled to the rights and benefits under, the Plan and the Stockholders’ Agreement and all such terms and provisions are hereby incorporated herein by reference and made a part hereof. By acceptance of the Substitute Option, effective as of the Date of Grant, the Participant shall become a party to, and be bound by, the Stockholders’ Agreement as an “Other Holder” thereunder. In the event of any express conflict between the terms and provisions of the Stockholders’ Agreement and this Option Agreement, the Stockholders’ Agreement shall govern and control. This Option Agreement also remains subject to the terms of the Plan, provided that, in the event of any conflict between the terms and provisions of the Plan and this Option Agreement, this Option Agreement shall govern and control. The Converted Units issued to the Participant in connection with the Participant’s exercise of any Substitute Option and the redemption of the shares of Common Stock received upon exercise shall be subject to all of the terms and provisions of the Partnership Agreement.

*      *      *

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS OPTION AGREEMENT, THE PLAN, THE STOCKHOLDERS’ AGREEMENT, AND THE PARTNERSHIP AGREEMENT, AND, AS AN EXPRESS CONDITION TO THE GRANT OF SUBSTITUTE OPTIONS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS OPTION AGREEMENT, THE PLAN, AND THE STOCKHOLDERS AGREEMENT, AND SOLELY WITH RESPECT TO THE CONVERTED UNITS, THE PARTNERSHIP AGREEMENT.

PARTICIPANT

Name:

DERBY TOPCO, INC.

By:
Title:

Solely with respect to Section 6 and Section 10 of the Option Agreement:

DERBY TOPCO PARTNERSHIP LP

By:
Title:

[Signature Page to Option Agreement]

EXHIBIT A

Restrictive Covenant Agreement